Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Other (2)	103,306 (3)	$4.48 (2)	$462,810.88 (2)	$0.0001102	$51.00
Equity	Common stock, par value $0.01 per share	Other (2)	113,636 (4)	$4.48 (2)	$509,089.28 (2)	$0.0001102	$56.11
Total Offering Amounts					$971,900.16		$107.11
Total Fee Offsets							$0.00
Net Fee Due							$107.11

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

(2) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the $4.55 (high) and $4.41 (low) sales prices of the Registrant’s common stock as reported on The Nasdaq Global Market on November 29, 2022, which date is within five business days prior to the date of filing of this Registration Statement.

(3) Consists of shares issued under an inducement restricted stock grant awarded by the Registrant as a material inducement to an individual’s acceptance of employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4).

(4) Consists of shares issuable under an inducement performance restricted stock unit grant awarded by the Registrant as a material inducement to an individual’s acceptance of employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4).